UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 27, 2006
Date of Report (Date of earliest event reported)
ALPHATRADE.COM
(Exact name of registrant as specified in its charter)

NEVADA	000-25631	98-0211652

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

SUITE 1820 - 1111 WEST GEORGIA ST, VANCOUVER, BRITISH COLUMBIA Canada	V6E 4M3

(Address of principal executive offices)	(Zip Code)
(604) 681-7503
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement
9.01 Financial Statements and Exhibits
Signatures
EX-10.1 PBR Sponsorship Agreement

Item 1.01 Entry into a Material Definitive Agreement.

                On December 27, 2006 Alphatrade.com (the “Company”) entered into a Sponsorship Agreement (the “Agreement”) with Professional Bull Riders, Inc., a Colorado corporation (“PBR”; the Company and PBR shall collectively be referred to as the “Parties”). Under the terms of the Agreement, the Company will provide financial sponsorship (the “Sponsorship Fee”) for the Built Ford Tough Series (“BFTS”) professional bull riding events (the “BFTS Events”) and associated annual championship event, with the term of the Agreement commencing on the date of the Agreement and terminating upon the conclusion of the 2007 World Finals (the “Term”). Pursuant to the terms of the Agreement, PBR granted the Company sponsorship and promotional rights for the advertising and marketing of the Company and the Company’s products and services in direct association with PBR, the Company’s sponsorship of PBR, the BFTS, and the BFTS Events (the “Sponsorship Rights”). The Sponsorship Rights include, but are not limited to, the following:

• During the Term of the Agreement, the Company shall be the exclusive “Official Financial Information Sponsor” of the PBR;

• The right to use the PBR Trademarks with respect to the Company’s Promotional Products and Promotional Materials (as defined in the agreement);

• The right to have its corporate logo included in several designated areas throughout the arena, arena fence and other areas;

• The right to receive certain “live event exposure” elements at each competition performance of the BFTS Events (as more fully described in the Agreement);

• The right to advertise and promote its sponsorship of PBR under the terms of the Agreement;

• The placement of the Company’s logo in the sponsor section of PBR’s official website, including a hot link to the Websites.

• The right to advertise and promote its sponsorship of PBR on the Company’s websites, www.alphatrade.com and www.alphatradefn.com (collectively the “Websites”) under the terms of the Agreement;

• The inclusion of the Company’s corporate logo in all PBR produced media guides and other marketing and corporate collateral materials produced by PBR, after the effective date of the Agreement;

• The right, for an additional option fee, to be the title sponsor of one BFTS Event at a mutually agreed upon BFTS Event for each Contract Year (as defined in the Agreement) during the Term;

• The right to certain network television advertising time to be provided to the Company through PBR’s affiliate television network station;

• The Company’s exclusive right to text messaging promotions associated with the PBR and the BFTS Events (as more fully described in the Agreement); and

• Other rights as more fully set forth in the Agreement.

Also under the Agreement, the Company secured an option to renew the Agreement on the same terms and conditions with the exception of the Sponsorship Fee, subject to PBR’s and the Company’ mutual agreement, in writing, of the cost of the Sponsorship Fee, on or before April 1, 2007.

Furthermore, the Agreement contains (i) standard terms associated with the indemnification rights to be provided to either of the Parties, (ii) specific insurance terms to be complied with by both of the Parties, and (iii) standard termination provisions associated with either Party being in default of any of the material terms of the Agreement and failing to cure said defaults within the applicable periods.

Item 9.01 Financial Statements and Exhibits.

       (d)  Exhibits

       Exhibit No.       Description of Exhibits

10.1                     Sponsorship Agreement dated December 27, 2006 entered into by and between Alphatrade.com and Professional Bull Riders, Inc. (Filed herewith) *

 _______________________________________

*The confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATRADE.COM
Date: January 3, 2007	By:	/s/ Penny Perfect
Penny Perfect
President